SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-32737 (Commission File Number)	20-1878963 (IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 10, 2018, Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Koppers Holdings Inc. (“Holdings”), signed the Agreement and Plan of Merger (the “Merger Agreement”) by and among Koppers, Cox Industries, Inc., a South Carolina corporation (“Cox”), each of the shareholders of Cox (the “Selling Shareholders”), and R. Michael Johnson, as the shareholder representative (the “Shareholder Representative”).  The transactions contemplated by the Merger Agreement closed on the same day.  Pursuant to the Merger Agreement, a wholly-owned subsidiary of Koppers merged with and into Cox, with Cox surviving the merger as a direct wholly-owned subsidiary of Koppers (the “Acquisition”).  Cox and its subsidiaries are engaged in the business of manufacturing and distributing outdoor wood products for the commercial, industrial, and utility markets.

The Acquisition closed for an aggregate cash purchase price of approximately $200 million (the “Purchase Price”).  The Purchase Price reflects estimated closing-date adjustments and is subject to certain post-closing adjustments.  The Merger Agreement specifies that both Koppers and the Selling Shareholders will file a 338(h)(10) tax election that will allow Koppers to establish a new tax basis for the assets acquired and receive increased cash tax benefits through future tax amortization.  The Purchase Price was funded by borrowings under the Credit Agreement (as defined below).

Under the Merger Agreement, Koppers and the Selling Shareholders made representations, warranties, and covenants customary for a transaction of this nature.  The Merger Agreement also provides that each of the Selling Shareholders will indemnify Koppers for certain liabilities associated with the business of Cox and contains other indemnification provisions which are believed to be customary for a transaction of this type.  The indemnification obligations relating to certain representations and warranties contained in the Merger Agreement only apply with respect to aggregate liabilities in excess of a specified deductible, are subject to a cap, and are only effective for specified periods of time.  A portion of the Purchase Price equal to $10 million in the aggregate will be held in escrow to satisfy payments due relating to post-closing adjustments of the Purchase Price and to secure certain indemnification obligations of the Selling Shareholders.  Such amounts will be disbursed pursuant to the terms of the escrow agreements entered into by and among Koppers, the Shareholder Representative, and an escrow agent in connection with the closing of the Acquisition.  Further, Koppers has purchased a representations and warranties insurance policy, under which it may seek coverage for certain breaches of representations and warranties of the Selling Shareholders contained in the Merger Agreement, subject to certain exclusions and retention amounts.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated by the Merger Agreement.  The foregoing description of the Merger Agreement and the Acquisition is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Second Amendment to Credit Agreement

On April 10, 2018, Koppers entered into the Second Amendment and Joinder (the “Second Amendment”) to the Credit Agreement, dated February 17, 2017, with certain lenders, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and the other agents party thereto, as previously amended by the First Amendment to Credit Agreement, dated February 26, 2018 (collectively, the “Credit Agreement”).  Pursuant to the Second Amendment, the Credit Agreement was amended to, among other things: (1) add a term loan component in the amount of $100 million with 10% annual amortization and a mandatory prepayment provision, (2) reset the accordion provision to allow increases (in one or more increments) in the maximum revolving credit principal commitment or term loan commitment under the Credit Agreement by up to an aggregate amount of $100 million, (3) revise certain financial statement covenants and other covenants, including increasing exclusions from the definition of Capital Expenditures and revising the definition of Consolidated EBITDA to increase the permitted add back of non-recurring, non-cash charges and transaction expenses incurred in connection with permitted acquisitions, (4) reset the credit facility termination date to the fifth anniversary of the effective date of the Second Amendment, (5) increase permitted unsecured indebtedness subject to certain financial statement covenant limitations tested at the time of incurrence, and (6) update certain definitions.  All other material terms, conditions, and covenants with respect to the Credit Agreement remain unchanged.

The foregoing description of the Second Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Second Amendment or the transactions contemplated by the Second Amendment.  The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which will be filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description of the terms of the Merger Agreement and the Acquisition set forth in Item 1.01 is incorporated herein by reference into this Item 2.01.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Second Amendment set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 10, 2018, Koppers issued a press release announcing the Acquisition.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 8.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 8.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Holdings intends to file the financial statements required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Holdings intends to file any pro forma financial information that is required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit

Number

99.1 Press Release dated April 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2018

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer